Exhibit 4.1

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. [ ]	Right to Purchase [ ][1] Shares of Common Stock (subject to adjustment) of XCEL BRANDS, INC.

XCEL BRANDS, INC.

[COMMON STOCK]2 PURCHASE WARRANT

_____, 2024

Xcel Brands, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [     ]3 or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Boston time, on [     ], 20344, [     5] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, at a purchase price per share of $[0.756] (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the “Purchase Price”). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

[1]	Note to Draft: 1,150,000 shares to be split 80/20 between Restore and FEAC.
[2]

Note to Blank Rome: The Xcel charter authorizes the Board to issue up to 1m Preferred Shares. Please confirm if any such shares have been issued, and if so please provide a cap table outlining the amount of preferred and common shares outstanding and a description of the preferred shares (including the rights and preferences attaching to such shares).

[3]	Note to Draft: FEAC and Restore to receive separate warrants.
[4]	Note to Draft: To be 10th anniversary of Closing.
[5]	Note to Draft: 1,150,000 shares to be split 80/20 between Restore and FEAC.
[6]	Note to Draft: Exercise price to equal lesser of $0.75 per share and latest trading price of stock as of the closing of the transaction.

(b)The term “Company” shall include Xcel Brands, Inc. and any entity which shall succeed to, or assume the obligations of, the Company hereunder.

(c)The term “Common Stock” means the Company’s Common Stock, par value $0.01 per share (or any class of equity securities into which such class or series of securities is converted into pursuant to any reclassification, reorganization, recapitalization, substitution, exchange or similar event affecting such class or series of equity)f.

(d)The term “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock or otherwise representing the value of Common Stock, including any other class of securities so convertible or exchangeable or otherwise representing the value of Common Stock, any phantom equity, equity appreciation rights, profit participation rights, and any other rights based upon the value of, or to otherwise purchase or acquire, or exercise into or exchange for, Common Stock but excluding Options.

(e)The term “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or securities of any other class of securities of the Company or Convertible Securities.

(f)The term “Other Securities” refers to any stock (other than Warrant Shares) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall or could be entitled to receive, or shall have received, on the exercise of the Warrant, in addition to Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Shares or Other Securities.

(g)The term “Warrant Shares” means the shares of Common Stock purchasable upon exercise of this Warrant in accordance with the terms of this Warrant. When referencing a number of Warrant Shares herein, such reference shall be to the number of Warrant Shares first set forth above, subject to adjustment pursuant to the terms herein.

1.Term of Warrant. Subject to the terms and conditions hereof, the right to exercise this Warrant shall expire at 5:00 p.m., Boston time, on [     ], 20347 (the “Expiration Date”).

2.Number of Warrant Shares. The Company represents and warrants to the Holder that the number of shares first set forth above for which this Warrant is exercisable on and as of the issuance date hereof represents [    ] percent ([   ]%) of the Company’s total issued and outstanding equity securities, calculated on the date hereof on a fully-diluted, as converted to Common Stock basis assuming and including: (i) the conversion into shares of Common Stock of all then-outstanding securities and instruments by their terms convertible into or exercisable or exchangeable for, Common Stock (whether or not contingent and regardless of whether such

[7]	Note to Draft: To be 10th anniversary of Closing.

securities or instruments are by their terms then so convertible), (ii) the exercise and/or inclusion in full of all Options (including, without limitation, this Warrant), phantom equity, equity appreciation rights, profit participation rights, and any Convertible Securities and other rights to purchase or acquire, or any securities exchangeable or exercisable for, or based upon the value of, any class of stock (regardless of whether such Options, phantom equity, equity appreciation rights, profit participation rights or other rights are by their terms then exercisable), (iii) the issuance of all shares of Common Stock or other equity securities which may be issued or have been agreed by the Company to be issued under any agreement to which the Company is a party and (iv) without duplication, all Other Securities (such basis of calculation, a “Fully-Diluted Basis” calculation).

3.Exercise of Warrant.

3.1Full Exercise. This Warrant may be exercised at any time before the Expiration Date in full by the holder hereof by surrender of this Warrant, with the Notice of Exercise in the form attached hereto as Exhibit A (each, a “Notice of Exercise”) duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount obtained by multiplying the number of Warrant Shares for which this Warrant is then exercisable by the Purchase Price then in effect.

3.2Partial Exercise. This Warrant may be exercised at any time before the Expiration Date in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 3.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of Warrant Shares designated by the holder in the Notice of Exercise by (b) the Purchase Price then in effect. On any such partial exercise, the Holder will surrender this Warrant to the Company and the Company, at its expense, will deliver to the Holder a new Warrant evidencing the rights of the holder of this Warrant to purchase the unexpired and unexercised Warrant Shares purchasable by the Holder pursuant to the terms of this Warrant. Such new Warrant shall in all other respects be identical to this Warrant and the Warrant so surrendered shall be canceled.

3.3Company Acknowledgment. The Company will, at the time of the exercise of this Warrant and upon the reasonable request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

3.4Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, the number of Warrant Shares issuable in accordance with the formula set forth in this Section 3.4 by the surrender of this Warrant (or any portion thereof) to the Company, with the Notice of Exercise duly executed, in the manner and at the place provided in subsection 3.1. Thereupon, the Company shall issue to the Holder such number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y (A-B)

A

where X =the number of Warrant Shares to be issued to the Holder pursuant to this Section 3.4.

Y =	the number of Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3.4 and a duly executed Notice of Exercise.
A =	the fair market value of one Warrant Share, as determined in accordance with the provisions of this Section 3.4.
B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3.4.

For purposes of this Section 3.4, the “fair market value” per Warrant Share shall mean:

(a)If exercised in connection with a Change of Control, the fair market value of the Warrant Share shall be determined immediately prior to the consummation of such Change of Control Transaction based upon the value implied by such Change of Control Transaction;

(1)	Any of the following events will constitute a “Change of Control”:

A reorganization or consolidation or merger of the Company with or into any other person or entity, in each case, which results in more than one-half (1/2) of the combined voting power and/or equity securities of the continuing or surviving entity’s securities outstanding immediately after such reorganization, consolidation or merger being beneficially owned by persons or entities who were not equity holders or affiliates of equity holders of the Company immediately prior to such reorganization, consolidation or merger;

A transfer, sale or exclusive license all or substantially all of its properties or assets (whether by transfer or sale or by any reorganization, consolidation, merger or other restructuring of the Company or any of its subsidiaries) to any other person or entity other than any subsidiary which is, directly or indirectly, wholly owned by the Company; or,

A transfer of more than fifty (50%) of the voting power and/or equity securities of the Company in one or a series of related transactions (but not including a transfer by assignment, grant of a security interest, mortgage or pledge to a bona fide lender or a transfer for no consideration, undertaken solely for estate planning purposes).

The holder of this Warrant shall be given fourteen (14) days’ prior notice of any such Change of Control.

(b)If the net issue election is not exercised in connection with and contingent upon a Change of Control, then as follows (in each case, excluding any trades or quotations that are not bona fide, arm’s length transactions):

(1)	the volume weighted average of the closing sales prices of shares of the Common Stock for such day on all domestic securities exchanges on which shares of the Common Stock may at the time be listed;
(2)

if there have been no sales of shares of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for shares of Common Stock on all such exchanges at the end of such day;

(3)

if on any such day shares of tCommon Stock are not listed on a domestic securities exchange, the closing sales price of shares of Common Stock as quoted on the FINRA OTC Bulletin Board electronic inter-dealer quotation system or similar quotation system or association for such day; or

(4)

if shares of the Common Stock of are not so listed on a domestic securities exchange, the OTC Bulletin Board system or similar quotation systems and bid and ask prices are not reported, the fair market value shall be the highest price per share of Common Stock which the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the Holder. If the Holder and the Company are unable to agree on such fair market value, the holder of this Warrant shall select a pool of three independent investment banking firms from which the Company shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of liquid public market for shares of Common Stock and without consideration of any “control premium” or any discount for holding less than a majority or controlling interest of the outstanding shares of Common Stock or any other securities.

3.5Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale or other Change of Control event of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the holder of this Warrant, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

3.6Record Ownership. To the extent permitted by applicable law, the person or entity in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the applicable exercise date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 3.5 applies, to the consummation of a transaction upon which such exercise is conditioned), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such person or entity.

4.Delivery of Stock Certificates, etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled; provided, that, for the avoidance of doubt, fractional shares may be issued upon any exercise of this Warrant.

5.Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities or any other class of stock) in their capacity as such shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

(a)other or additional stock or other securities or property (other than cash) by way of dividend, or

(b)any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

Iother or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement,

then in each such case the holder of this Warrant, on the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of Warrant Shares for which this Warrant was exercisable on such date had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 6.1.

6.Adjustment for Reorganization, Consolidation, Merger, etc.

6.1Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (i) effect a reorganization or (ii) consolidate with or merge into any other person or entity, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation if such holder had so exercised this Warrant, immediately prior thereto. In any such case, if necessary, the provisions of this Warrant (including Section 5 and this Section 6.1) with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, other securities, cash or other property thereafter deliverable upon the exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 6.1, the holder of this Warrant shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 6.1 with respect to this Warrant.

6.2Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer referred to in Section 6.1, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 1 hereof, and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.3.

6.3Successors. The Company shall not affect any reorganization, reclassification, consolidation, merger, sale, statutory conversion or similar transaction contemplated by Section 6.1 unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the holder, the obligation to deliver to the holder such shares of stock, securities or assets which, in accordance with provisions of this Section 6.1, such holder shall be entitled to receive upon exercise of this Warrant. The provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, consolidations, statutory conversions, mergers, sales or similar transactions.

7.Preemptive Rights. In addition to any adjustments pursuant to the terms of this Warrant, if at any time prior to the exercise in full or expiration of this Warrant the Company or any of its subsidiaries grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, equity securities or other property (including any such equity securities or other property that would be considered within a calculation of equity on a Fully-Diluted Basis for either the Company or any of its subsidiaries) (the “Purchase Rights”), then the holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of this Warrant would have been entitled to acquire if the Purchase Rights had been offered to the holders of Common Stock pro rata and the holder of this Warrant had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which such Purchase Rights were initially extended. The Holder may assign any or all Purchase Rights it is granted pursuant to this Section 7 to any of its affiliates or direct or indirect equityholders or co-investors. The Company shall provide the Holder with a notice (the “Purchase Rights Offer Notice”) of any such Purchase Rights stating (i) the equity securities or other property subject to such Purchase Rights, (ii) the number of such equity securities or nature of such other property, (iii) the price and terms upon which such Purchase Rights are to be offered and (iv) the Holder’s portion of such Purchase Rights pursuant to this Section 7. The Holder may elect to exercise all or any portion of its Purchase Rights by notification to the Company within thirty days of receipt of the Purchase Rights Offer Notice. Notwithstanding anything herein to the contrary, the holder of this Warrant shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance. An “Excluded Issuance” means any issuance or sale (or deemed issuance or sale) by the Company or any of its subsidiaries after the date hereof of: (a) shares of Common Stock (or shares of any other class of stock) issued upon the exercise of this Warrant; (b) shares of Common Stock or other equity securities issued directly or upon the exercise of Options or Convertible Securities to directors, officers, employees, or consultants of the Company and its subsidiaries in connection with their service as directors of the Company and its subsidiaries, their employment by the Company or its subsidiaries or their retention as consultants by the Company or its subsidiaries, in each case authorized by the Board of Directors of the Company and issued pursuant to the Company’s incentive equity plans; (c) shares of Common Stock or other equity securities issued upon the conversion, exchange or exercise of Options or Convertible Securities issued prior to the date hereof, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock or other securities issuable thereunder or to lower the exercise or conversion price thereof (except, in each case, for customary adjustments to reflect the events and transactions described in Section 5(a)-5(c) and Section 6.1 for which a corresponding adjustment is given effect under this Warrant); (d) shares of Common Stock, Options or Convertible Securities or other equity securities issued (i) to persons in connection with a merger, business combination, acquisition of assets or equity of another person or entity, joint venture, strategic alliance, consulting or advisory arrangement or other commercial relationship with such person or entity (including persons and entities that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital, (ii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders in connection with debt financings of the Company, in each case where such transactions have been approved by the Board of Directors of the Company; (e) shares of Common Stock or other equity securities or Convertible Securities in an offering for cash for the account of the Company that is underwritten or sold through an investment bank acting as agent for the Company and is registered with the Securities and Exchange Commission under the Securities Act; (f) shares of Common Stock, Options, Convertible Securities or other equity securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business; (g) any equity securities or Convertible Securities issued by the Company in connection with any public offering or sale’ (h) any equity securities issued as an equity dividend, upon any equity split or other subdivision, combination or reclassification or in connection with any recapitalization, reorganization or similar reclassification or (i) any equity securities issued to an entity that is, directly or indirectly, wholly-owned by the Company or (j) shares of Common Stock issued upon conversion, exchange or exercise of any equity securities, Convertible Securities or Options issued pursuant to clauses (d) through (i) above.

8.No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, entry into any contract or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under this Warrant, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise rights of the holder of this Warrant against impairment, consistent with the terms of this Warrant.

9.Certificate as to Adjustments. In each case of any adjustment or readjustment in the Warrant Shares issuable on the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement the Purchase Price and the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment and as adjusted and readjusted as provided in this Warrant. The Company will deliver a copy of such certificate to the holder of this Warrant within thirty (30) days of any such adjustment or readjustment, and will, on the written request at any time of the holder of this Warrant, furnish to holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

10.Notices of Record Date, etc. In the event of:

(a)any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)any dividend or other distribution by the Company, or

(c)any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer, sale or exclusive license of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person or entity, or

(d)any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(e)any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Warrant Shares on the exercise of the Warrants), then and in each such event the Company will notify the holder of this Warrant in writing, specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such dividend, distribution reorganization, reclassification, recapitalization, transfer, sale, exclusive license, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, sale, exclusive license, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.  Such notice shall be sent to the holder of this Warrant at least seven (7) days prior to the date specified in such notice on which any such action is to be taken.

11.Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all Warrant Shares from time to time issuable on the exercise of this Warrant.

12.Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the number of

Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered, less any portion of this Warrant which has been exercised or exchanged in accordance with the terms hereof.

13.Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

14.[8Registration Rights.

14.1If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Holder to file a Form S-3 registration statement with respect to any of the Warrant Shares or other equity securities of the Company then held by the Holder at any time following the full or partial exercise of this Warrant, then the Company shall, as soon as practicable, and in any event within forty-five (45) days after the date such request is given, file a Form S-3 registration statement under the Securities Act covering all Warrant Shares and other equity securities of the Company then held by the Holder, in each case which are requested to be included in such registration by the Holder.

14.2Whenever required under this Section 14.1 to effect the registration of any Warrant Shares or other equity securities of the Company then held by the Holder which are not are freely saleable under Rule 144 under the Securities Act without volume limitations (provided that the Company has complied with its obligations set forth in Section 14.5 in respect of such freely salable Warrant Shares) (such securities, the “Registrable Securities”), the Company shall, subject to the Holder delivering a representation letter as reasonably requested by the Company relating to the Holder and its ownership of the Registrable Securities and other securities of the Company, as expeditiously as reasonably possible:

(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to two hundred forty (240) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration

[8]	Note to Draft: Subject to continuing review.

statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)promptly make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)notify the Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)after such registration statement becomes effective, notify the Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

14.3All expenses incurred in connection with registrations, filings, or qualifications pursuant to this Section 14.3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company shall be borne and paid by the Company, other than expenses of counsel and other consultants to the Holder.

14.4If any Registrable Securities are included in a registration statement under this Section 14, then to the extent permitted by law, the Company will indemnify and hold harmless the Holder, and the partners, members, officers, directors, and stockholders of the Holder; legal counsel and accountants for the Holder; any underwriter (as defined in the Securities Act) for the Holder; and each individual, corporation, partnership, trust, limited liability company, association or other entity (any of the foregoing, a “Person”), if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 14.4 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration. As used herein “Damages” shall mean any loss, damage, claim or liability (joint or several) to which a party may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law

14.5With a view to making available to the Holder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)Use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and,

(c)furnish to the Holder, so long as the Holder owns any Warrant Shares or other equity securities of the Company, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

The terms of this Section 14 shall survive any termination and/or expiration of this Warrant for so long as the Holder holds any Warrant Shares or other equity securities in the Company.]

15.Remedies. Each of the Company and the holder of this Warrant acknowledges that a breach or threatened breach by such party of any of such party’s obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.Transfers. Subject to the transfer conditions referred to in the legend endorsed hereon and applicable securities laws (including the provisions of Section 22), this Warrant and all rights hereunder are transferable, in whole or in part, by the holder of this Warrant without charge to the holder of this Warrant, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

17.Holders Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance of Warrant Shares to the holder which the holder is then entitled to receive upon the due exercise of this Warrant, the holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the holder of this Warrant to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

18.Notices, etc. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated under each party’s signature to this Warrant (or at such other address for a party as shall be specified in a notice given in accordance with this Section 18).

19.Miscellaneous. Any waiver or amendment of any provision of this Warrant shall be effective if and only if made in writing and signed by the Company and the holder of this Warrant. The invalidity, illegality or unenforceability of any provision of this Warrant shall not affect the other provisions hereof, which shall remain in effect. This Warrant and any disputes relating hereto shall be governed by and construed in accordance with the internal substantive and procedural laws of the State of Delaware, without regard to any conflicts of laws principles. EACH OF THE COMPANY AND THE HOLDER OF THIS WARRANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING ARISING FROM OR RELATING TO THIS WARRANT. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

20.Tax Treatment. For U.S. federal income tax purposes, the Loan and Security Agreement entered into by the Holder and the Company contemporaneously herewith and this Warrant shall be treated as an “investment unit” under Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, and an amount of the price paid for the investment unit equal to the Warrant Amount shall, for U.S. federal income tax purposes, be allocated to the purchase of the Warrant. The term “Warrant Amount” means an amount equal to the greater of (i) $0 (in which case, there shall be no reduction to the “issue price” of the debt issued under the Credit Agreement) or (ii) the product of (1) the Purchase Price minus $0.75 and (2) the number of shares for which this Warrant is exercisable on and as of the issuance date hereof. Except as otherwise required by a governmental authority or change in applicable law, parties hereto agree to file tax returns consistent with the allocation set forth in this Section.

21.Exchange Right. If the Company issues or sells any shares of any other class of stock convertible into Common Stock, the Holder shall have the right, exercisable within ten (10) business days of receipt of notice of such issuance from the Company, to exchange this Warrant for a warrant (the “New Warrant”) to purchase shares of any such other class of stock. The number of shares of the other class of stock for which the New Warrant shall be exercisable shall be determined by dividing the number of shares of Common Stock for which this Warrant is exercisable to purchase by the conversion rate of the new class of stock and the exercise price shall be equal to the product of the exercise price of this Warrant and the number of shares issuable upon conversion of one share of new stock. If the Holder elects to exchange this Warrant for a New Warrant, the Company shall deliver the New Warrant to the Holder within five (5) business days of receipt of this Warrant (and, for the avoidance of doubt, the New Warrant will have the same terms as this Warrant, except for the adjustments described in this Section 21).

22.Rules of Construction. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.  The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Warrant unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; and (d) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

XCEL BRANDS, INC.

By:
Name:
Title:

Address:

Acknowledged and Agreed:

[HOLDER]

By:
Name:
Title:

Address:

Exhibit A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

XCEL BRANDS, INC.

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ........ shares of Common Stock of XCEL BRANDS, INC. and herewith makes payment of the applicable Purchase Price in the aggregate amount of $........ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to .............., whose address is ...................

Payment of the applicable Purchase Price shall take the form of (check applicable box):

[  ] lawful money of the United States of America; or

[  ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3.4 of the Warrant, to exercise the Warrant with respect to the number of Warrant Shares to which this notice relates.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Signed in the presence of:

Exhibit B

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto .................., whose address is ............, the right represented by the attached Warrant to purchase ............. shares of Common Stock of Xcel Brands, Inc. to which the attached Warrant relates, and appoints .......................... as Attorney to transfer such right on the books of Xcel Brands, Inc. with full power of substitution in the premises.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Signed in the presence of: